EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES
FORTY57 APARTMENTS IN LEXINGTON, KENTUCKY
Represents REIT’s largest single purchase to-date
IRVINE, Calif., Dec. 27, 2012 - Steadfast Income REIT, Inc. announced today the $52.5 million acquisition of Forty57, a 436-unit garden-style apartment community in Lexington, Ky. The REIT now has invested over $467 million in 25 apartment communities in nine Midwestern and Southern states.
“This is our sixth property in Kentucky, but our first in Lexington,” said Ella Shaw Neyland, president of Steadfast Income REIT. “We feel that Lexington occupies an important position in the state's economy and is the financial, retail, healthcare and cultural core of the entire region.”
Forty57 was constructed in four phases beginning in 2008 and was completed in 2012. Each phase completed a very successful lease‐up and the property is currently 88% occupied. The property consists of 19 three‐story residential buildings that offer spacious one-, two- and three-bedroom apartments and townhomes that have average in-place rents of $860.

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The amenity package at Forty57 makes it one of the premier communities in Lexington and offers residents 9-foot ceilings, garages, Roman soaking tubs, washer/dryer connections and contemporary kitchens with black appliances, tile floors, wood cabinetry and stone back splashes. Community amenities include a clubhouse with computer café, Wi‐Fi, and coffee bar; two resort-style outdoor pools with sundeck; state of the art fitness and cardio center; a 40-seat movie theatre; a volleyball court and a putting green.
Lexington is a picturesque city that regularly ranks highly among national lists of “Best Places” due in large part to a thriving arts scene that includes a professional orchestra, two ballet companies, professional theatre, several museums and a highly respected opera program at the University of Kentucky. Additionally, Lexington's diverse economy is bolstered by strong tourism with over 450 horse farms in the area, the Keeneland Race Course, the Red Mile and the Kentucky Horse Park.
This is the sixth Kentucky property acquired by Steadfast. Steadfast also owns five apartment communities in Louisville that were purchased in 2011 and 2012. With today's acquisition, the REIT has acquired over 5,600 apartment homes in Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Oklahoma, Ohio and Texas.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.'s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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